FEE RULE

FORM 13-502F1

ANNUAL PARTICIPATION FEE FOR REPORTING ISSUERS

Reporting Issuer Name:	Harvest Energy Trust

Financial Year Ending, used in
calculating the participation fee:	2005

Complete Only One of 1, 2 or 3:

1. Class 1 Reporting Issuers (Canadian Issuers - Listed in Canada and/or the U.S.)

Market value of equity securities:

Total number of equity securities of a class or series
outstanding at the end of the issuer's most recent financial
year		53,197,510

Simple average of the closing price of that class or series as of the last trading day of each of the months of the financial
year (under paragraph 2.5(a)(ii)(A) or (B) of the Rule)	X	29.69

Market value of class or series	=	$1,579,301,073
			$1,579,301,073

			(A)

(Repeat the above calculation for each class or series of
equity securities of the reporting issuer that are listed and posted for trading, or quoted on a marketplace in Canada or
the United States of America at the end of the financial year)			(A)

Market value of corporate debt or preferred shares of
Reporting Issuer or Subsidiary Entity referred to in
Paragraph 2.5(b)(ii):
[Provide details of how determination was made.]			$52,599,000 (B)

(Repeat for each class or series of corporate debt or
preferred shares)			(B)

	Total Capitalization (add market value of all classes and
	series of equity securities and market value of debt and
	preferred shares) (A) + (B) =	$1,631,900,073

	Total fee payable in accordance with Appendix A of the
	Rule	$50,000

	Reduced fee for new Reporting Issuers (see section 2.8 of
	the Rule)

Total Fee Payable	x Number of entire months remaining
	in the issuer's financial year
	12

	Late Fee, if applicable
	(please include the calculation pursuant to section 2.9 of the
	Rule)

	2. Class 2 Reporting Issuers (Other Canadian Issuers)

	Financial Statement Values (use stated values from the audited financial
	statements of the reporting issuer as at its most recent audited year end):

	Retained earnings or deficit

	Contributed surplus

Share capital or owners' equity, options, warrants and preferred shares (whether
	such shares are classified as debt or equity for financial reporting purposes)

	Long term debt (including the current portion)

	Capital leases (including the current portion)

	Minority or non-controlling interest

Items classified on the balance sheet between current liabilities and shareholders'
	equity (and not otherwise listed above)

	Any other item forming part of shareholders' equity and not set out specifically
	above

	Total Capitalization

Total Fee payable pursuant to Appendix A of the Rule

Reduced fee for new Reporting Issuers (see section 2.8 of the Rule)

Total Fee Payable	x Number of entire months remaining
in the issuer's financial year
12

Late Fee, if applicable (please include the calculation pursuant to section 2.9 of the Rule)

3. Class 3 Reporting Issuers (Foreign Issuers)

Market value of securities:
If the issuer has debt or equity securities listed or traded on a marketplace located anywhere in the world (see paragraph 2.7(a)
of the Rule):
Total number of the equity or debt securities outstanding at the end of the reporting issuer's most recent financial year

Simple average of the published closing market price of that class or series of equity or debt securities as of the last trading day of each of the months of the financial year on the marketplace on which the highest volume of the class or series of securities were
traded in that financial year.	X

Percentage of the class registered in the name of an Ontario
person	X

(Repeat the above calculation for each class or series of equity or
debt securities of the reporting issuer)	=

Capitalization (add market value of all classes and series of securities)

Or, if the issuer has no debt or equity securities listed or traded on a marketplace located anywhere in the world (see paragraph
2.7(b) of the Rule):

Financial Statement Values (use stated values from the audited financial statements of the reporting issuer as at its most recent audited year end):

Retained earnings or deficit

Contributed surplus

Share capital or owners' equity, options, warrants and preferred shares (whether such shares are classified as debt or equity for financial reporting purposes)

Long term debt (including the current portion)

Capital leases (including the current portion)

Minority or non-controlling interest

Items classified on the balance sheet between current liabilities and shareholders' equity (and not otherwise listed above)
Any other item forming part of shareholders' equity and not set out specifically above

Percentage of the outstanding equity securities registered in the
	name of an Ontario person	X

Capitalization

Total Fee payable pursuant to Appendix A of the Rule

Reduced fee for new Reporting Issuers (see section 2.8 of the
Rule)

Total Fee Payable	x Number of entire months remaining
in the issuer's financial year
12

Late Fee, if applicable
(please include the calculation pursuant to section 2.9 of the Rule)

Notes and Instructions

1. This participation fee is payable by reporting issuers, except in the case of investment funds. An investment fund that is a reporting issuer and that has an investment fund manger does not pay a corporate finance participation fee. The only investment funds that pay a corporate finance participation fee are those that are reporting issuers and that do not have an investment fund manager.

2. The capitalization of income trusts or investment funds that have no investment fund manager, which are listed or posting for trading, or quoted on, a marketplace in either or both of Canada or the U.S. should be determined with reference to the formula for Class 1 Reporting Issuers. The capitalization of any other investment fund that has no investment fund manager should be determined with reference to the formula for Class 2 Reporting Issuers.

3. All monetary figures should be expressed in Canadian dollars and rounded to the nearest thousand. Closing market prices for securities of Class 1 and Class 3 Reporting Issuers should be converted to Canadian dollars at the daily noon exchange rate in effect at the end of the issuer's last financial year, if applicable.

4. A reporting issuer shall pay the appropriate participation fee no later than the date on which it is required to file its annual financial statements.

5. The number of listed securities and published market closing prices of such listed securities of a reporting issuer may be based upon the information made available by a marketplace upon which securities of the reporting issuer trade, unless the issuer has knowledge that such information is inaccurate and the issuer has knowledge of the correct information.

6. Where the securities of a class or series of a Class 1 Reporting Issuer have traded on more than one marketplace in Canada, the published closing market prices shall be those on the marketplace upon which the highest volume of the class or series of securities were traded in that financial year. If none of the class or series of securities were traded on a marketplace in Canada, reference should be made to the marketplace in the United States on which the highest volume of that class or series were traded.

7. Where the securities of a class or series of securities of a Class 3 Reporting Issuer are listed on more than one exchange, the published closing market prices shall be those on the marketplace on which the highest volume of the class or series of securities were traded in the relevant financial year.